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                                                                   Exhibit 10.11

                         TRANSITION CONSULTING AGREEMENT

      CONSULTING AGREEMENT (the "Agreement"), dated as of October 23, 2006 ("Effective Date"), between Sapient Corporation, a Delaware corporation ("Sapient"), and Susan D. Cooke ("Cooke").

      WHEREAS, Cooke has served as interim Chief Financial Officer;

      WHEREAS, Cooke has resigned from the position of interim Chief Financial Officer; and

      WHEREAS, Sapient desires to induce Cooke to maintain a role with Sapient so as to facilitate the transition to new management;

      NOW THEREFORE, in order to effect the foregoing, the parties hereto are entering into this consulting agreement upon the terms and subject to the conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

            1. General. Sapient hereby agrees to engage Cooke as a consultant to Sapient, and Cooke hereby agrees to perform consulting services for Sapient on the terms and conditions set forth herein.

            2. Term. The term of this Agreement (the "Term") shall commence as of the date hereof and terminate on the first anniversary of the date hereof, unless otherwise terminated by either party pursuant to Section 9 or extended by both parties in writing.

            3. Duties. From time to time during the Term, Cooke shall render services hereunder to assist in the orderly transition to a new Chief Financial Officer, as reasonably determined by Sapient and Cooke ("Services").

            4. Place of Performance. Cooke shall perform her duties and conduct her business at such locations as are reasonably acceptable to her and Sapient.

            5. Compensation.

                  (a) Retainer. Sapient shall pay Cooke a retainer of $45,000 (the "Retainer") within five (5) business days of the execution of this Agreement, such Retainer to be nonrefundable except in accordance with Section 9 of this Agreement. Sapient shall be under no obligation to pay Cooke any additional consulting fees pursuant to this Agreement until such time as Cooke has performed an excess of 112.5 hours of Services (the "Retainer Hours") and has reported the performance of such hours pursuant to Section 5(b) below.

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                  (b) Hourly Consulting Fee. During the Term and consistent with
Section 5(a) above, Sapient shall pay to Cooke, as compensation for the Services to be performed by Cooke hereunder in excess of the Retainer Hours, an hourly consulting fee of $400.00; provided, however, for Services in excess of the Retainer Hours, Sapient shall be under no obligation to pay Cooke for Services totaling more than 100 hours per calendar month unless Cooke has received the prior authorization of Sapient's Chief Executive Officer to provide Services in excess of 100 hours during such calendar month. Sapient shall remit payment to Cooke for such services within thirty (30) days of receipt of an invoice for such services from Cooke. In the event this Agreement is terminated pursuant to
Section 9, Cooke shall be entitled to receive any unpaid consulting fees, or other expenses for which reimbursement is provided for herein, within thirty
(30) days after the date of termination. Cooke shall not be an employee of Sapient but shall be an independent contractor and shall be responsible for payment of all taxes for remuneration received under this Agreement, including Federal and State income tax, Social Security tax, Unemployment Insurance tax, and any other taxes or business license fees as required.

                  (c) Business Expenses. Sapient shall reimburse Cooke for all business expenses reasonably incurred by her in connection with her performance of consulting services hereunder at actual cost.

                  (d) Group Medical Benefits. Cooke shall be entitled to receive continuation coverage in Sapient's medical and dental plans pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), such continuation coverage shall be at Cooke's expense, and in all respects be subject to the requirements, conditions and limitations of COBRA and such plans, which may be amended from time to time.

      6. Confidential Information/Documents/Computer. Cooke agrees that any material nonpublic information concerning the business and affairs of Sapient ("Confidential Information") shall be treated by Cooke in full confidence and shall not be revealed to any other individual, partnership, company or other organization except in confidence to her attorneys, as may be required by law, as directed by any regulatory authority or by order of any court. Prior to disclosing any Confidential Information to a court or other governmental authority, Cooke shall notify Sapient so that Sapient may protect any rights it may have, including by seeking a protective order or other appropriate remedy or relief. Cooke will comply with the policies and procedures of Sapient for protecting Confidential Information, including but not limited to the Sapient's insider trading policy and the Sapient's Code of Ethics and Conduct, and shall not use any Confidential Information for her own financial benefit or gain. This restriction shall continue to apply after the termination of this Agreement, regardless of the reason for such termination.

      Nothing in this Agreement prohibits or restricts Cooke from providing Confidential Information to any governmental or regulatory body or official(s) investigating matters subject of the announced internal investigation of Sapient's stock-based compensation grant

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practices and the notice provisions in the preceding paragraph shall not apply in connection with any such disclosure.

      All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of Sapient and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by Cooke, as well as the laptop computer purchased by Sapient and used by Cooke) ("Laptop"), shall be the sole and exclusive property of Sapient. Cooke shall safeguard all Documents and shall surrender to Sapient at the termination of this Agreement, or at such earlier time or times as the Board or its designee may specify, all Documents and the Laptop then in Cooke's possession or control.

            7. Restrictive Covenants. Cooke shall not, during the Term, without the prior written approval of the Board, directly or indirectly become an officer, employee, agent, partner or director of, or serve as a consultant for any other business that competes directly or indirectly with Sapient and shall not undertake any planning for any business competitive with Sapient.

            8. Successors; Binding Agreement.

                  (a) This Agreement shall be binding on Sapient's successors, and Sapient shall require any successor to all or substantially all of the business or assets of Sapient to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Sapient would be required to perform it if no such succession had taken place. Except pursuant to the foregoing sentence, neither Cooke nor Sapient shall be permitted to assign this Agreement or any rights or obligations hereunder.

                  (b) This Agreement and all rights of Cooke hereunder shall inure to the benefit of and be enforceable by Cooke's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. This Agreement is personal to and may not be assigned by Cooke.

            9. Termination. Cooke's engagement as a consultant hereunder and the Term may be terminated by either Sapient or Cooke at any time upon written notice to the other party hereto. The Term shall terminate automatically on the death or Disability of Cooke. "Disability" shall mean an illness, injury or other incapacitating condition as a result of which Cooke is unable to perform the consulting services required to be performed during the Term for a continuous period of forty-five (45) days. Notwithstanding the foregoing, if prior to the 60th day after the date of this Agreement, (a) Cooke terminates this Agreement or (b) Sapient terminates this Agreement due to Cooke's failure to perform Services to Sapient's reasonable satisfaction, then Cooke shall refund any remaining portion of the Retainer. The remaining portion of the Retainer will be calculated by multiplying (i) $400.00 by (ii) the

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number of hours by which the Retainer Hours exceeds the actual hours performed by Cooke pursuant to this Agreement.

            10. Modification; Waiver; Discharge. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto. No waiver by a party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

            11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

            12. Headings. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            13. Governing Law. The validity, interpretation, construction and performance of this Agreement and any disputes between the parties relating to this Agreement shall be governed by the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of laws.

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      IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                                  SAPIENT CORPORATION

                                                  By: /s/ Sheeroy Desai
                                                      --------------------------
                                                  Its: Chief Operating Officer

                                                  /s/ Susan D. Cooke
                                                  ------------------------------
                                                  Susan D. Cooke

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